                                                      Exhibit Index on Page 28

    As filed with the Securities and Exchange Commission on February 3, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 18, 1997
                                                 -------------------------------
Commission File Number:   1-11954
                        --------------------------------------------------------

                              VORNADO REALTY L.P.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                    Delaware                                     13-3925979
--------------------------------------------------------------------------------
(State or other jurisdiction of incorporation)               (I.R.S. Employer
                                                          Identification Number)

Park 80 West, Plaza II, Saddle Brook, New Jersey                     07663
--------------------------------------------------------------------------------
   (Address of principal executive offices)                        (Zip Code)

                                 (201)587-1000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                      N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

This Form 8-K/A amends Vornado Realty L.P.'s Form 8-K's previously filed to include certain required financial statements and pro forma financial information.

Item 1.     Not Applicable.

Item 2.     Acquisition or Disposition of Assets

            On December 17, 1997, Vornado Realty Trust ("Vornado") acquired 640 Fifth Avenue, an 18 story Manhattan office building located at the corner of 51st Street, for approximately $64 million from Met Life International Real Estate Partners Limited Partnership. The building contains approximately 250,000 square feet. Vornado financed the purchase from its existing cash.

            This transaction was arrived at through an arms-length negotiation and was consummated through a subsidiary of Vornado Realty L.P. (the "Operating Partnership"), a limited partnership of which Vornado owns 92.4% and is the sole general partner.

Item 3-4.   Not Applicable.

Item 5.     Other Events.

            On December 22, 1997, Vornado announced that the contract it previously had executed to acquire the long-term leasehold interest in One Penn Plaza for approximately $410 million has been executed by the seller, and that certain rights of first refusal to the contract have been waived. The acquisition, which was previously announced on November 18, 1997, is expected to close within the next 60 days subject to customary closing conditions.

            One Penn Plaza is a 57 story Manhattan office building containing approximately 2,350,000 square feet and encompasses substantially the entire square block bounded by 33rd Street, 34th Street, Seventh Avenue and Eighth Avenue.

            On November 21, 1997, Vornado entered into an agreement to acquire 150 East 58th Street, a 39 story Manhattan office building, for approximately $118 million. The building contains approximately 550,000 square feet. The acquisition, which is subject to customary closing conditions, is expected to be completed in the first quarter of 1998.

Item 6.     Not Applicable.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)-(b) There are filed herewith:

      (a) the historical Statements of Revenues and Certain Expenses of One Penn Plaza, 150 East 58th Street and 640 Fifth Avenue commencing on page 5, and

      (b) the Condensed Consolidated Pro Forma Balance Sheet of Vornado Realty L.P. as of September 30, 1997 and the Condensed Consolidated Pro Forma Income Statement of Vornado Realty L.P. for the nine months ended September 30, 1997 and the year ended December 31, 1996, commencing on page 18, prepared to give Pro Forma effect to the proposed acquisitions of One Penn Plaza and 150 East 58th Street, the completed acquisition of 640 Fifth Avenue and the previously reported acquisitions and investments (Mendik Company, 90 Park Avenue, Arbor Property Trust, Americold Corporation and URS Logistics, Inc. (collectively "Cold Storage"), The Montehiedra Town Center, Riese, Charles E. Smith Commercial Realty L.P. and The Hotel Pennsylvania). The Pro Forma data also includes information updated through September 30, 1997 for certain previously reported acquisitions which were disclosed in Form 8-K's previously filed with the Securities and Exchange Commission in 1997.

                                                                          Page
                                                                       Reference
                                                                       ---------

      One Penn Plaza
            Independent Auditors' Report....................................5
            Statements of Revenues and Certain Expenses for the Year Ended
              December 31, 1996 (audited) and for the Nine Months Ended
              September 30, 1997 and 1996 (unaudited).......................6
            Notes to Statements of Revenues and Certain Expenses for the
              Year Ended December 31, 1996 and for the Nine Months
              Ended September 30, 1997 and 1996.............................7
      150 East 58th Street
            Independent Auditors' Report....................................9
            Statements of Revenues and Certain Expenses for the Year Ended
              December 31, 1996 (audited) and for the Nine Months Ended
              September 30, 1997 and 1996 (unaudited).......................10
            Notes to Statements of Revenues and Certain Expenses for the
              Year Ended December 31, 1996 and for the Nine Months
              Ended September 30, 1997 and 1996.............................11
      640 Fifth Avenue
            Independent Auditors' Report....................................13
            Statements of Revenues and Certain Expenses for the Year Ended
              December 31, 1996 (audited) and for the Nine Months Ended
              September 30, 1997 and 1996 (unaudited).......................14
            Notes to Statements of Revenues and Certain Expenses for the
              Year Ended December 31, 1996 and for the Nine Months
              Ended September 30, 1997 and 1996.............................15

      Pro Forma financial information
            Condensed Consolidated Pro Forma Balance Sheet at
              September 30, 1997............................................18
            Condensed Consolidated Pro Forma Income Statement
              for the Nine Months Ended September 30, 1997..................19
            Condensed Consolidated Pro Forma Income Statement
              for the Year Ended December 31, 1996..........................22
            Notes to Condensed Consolidated Pro Forma Financial Statements..25

      (c) Exhibits.

      Exhibit No.                Exhibit
      -----------                -------

          23.1      Consent of Deloitte & Touche LLP
          23.2      Consent of Deloitte & Touche LLP
          23.3      Consent of Deloitte & Touche LLP

Item 8-9.   Not Applicable.

INDEPENDENT AUDITORS' REPORT

To the Shareholders of
  Vornado Realty L.P.:

We have audited the statement of revenues and certain expenses of One Penn Plaza, as described in Note 1 for the year ended December 31, 1996. This financial statement is the responsibility of One Penn Plaza's management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K/A of Vornado Realty L.P.) as described in Note 1 and is not intended to be a complete presentation of One Penn Plaza's revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the statement of revenues and certain expenses of One Penn Plaza as described in Note 1 for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

New York, New York
March 17, 1997

                                 ONE PENN PLAZA
                   STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                                 (000's Omitted)

                                       For the Nine Months Ended    For the Year
                                             September 30               Ended
                                         1997          1996         December 31,
                                     (unaudited)    (unaudited)         1996
                                     -----------    -----------         ----
REVENUES:
  Base Rent                            $36,309       $35,634         $46,618
  Tenant Recoveries                      3,866         2,044           3,679
  Other Income                           5,952         4,852           7,238
                                       -------       -------         -------

      Total revenues                    46,127        42,530          57,535
                                       -------       -------         -------

CERTAIN EXPENSES:
  Real Estate Taxes                      8,966         8,842          11,761
  Ground Rent                            2,444         2,362           3,333
  Repairs and Maintenance                3,790         1,695           2,410
  Cleaning                               3,322         2,987           4,079
  Professional Fees                        367           597           1,054
  Utilities                              5,782         5,173           6,808
  Insurance                                383           389             524
  Management Fee                           420           388             537
  Payroll                                2,302         2,248           2,939
  General and Administrative               357           302             397
                                       -------       -------         -------

      Total certain expenses            28,133        24,983          33,842
                                       -------       -------         -------

REVENUES IN EXCESS OF
  CERTAIN EXPENSES                     $17,994       $17,547         $23,693
                                       =======       =======         =======

See notes to statements of revenues and certain expenses.

                                 ONE PENN PLAZA
              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1.    ORGANIZATION AND BASIS OF PRESENTATION

      One Penn Plaza (the "Property") is a 57 story office building located on leaseholds situated on a major portion of the block bounded by Seventh and Eighth Avenues and 33rd and 34th Streets in New York City. The Property has aggregate net rentable area of approximately 2,350,000 square feet (approximately 91% leased as of September 30, 1997). The accounting records of the Property are maintained in accordance with generally accepted accounting principles. The statements of revenues and certain expenses includes information related to the operations of One Penn Plaza as recorded by the office building's previous owner.

      The accompanying historical financial statement information is presented in conformity with Rule 3-14 of the Securities and Exchange Commission. Accordingly, the financial statements are not representative of the actual operations for the periods presented as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired property, have been excluded. Expenses excluded consist of interest, depreciation and amortization, and other costs not directly related to the future operations of the acquired property.

      The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      The statements of revenues and certain expenses for the nine month periods ended September 30, 1997 and 1996 are unaudited, however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of these statements of revenues and certain expenses for the interim periods, on the basis described above, have been included. The results for such interim periods are not necessarily indicative of the results for an entire year.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Revenue Recognition - Rental income is recognized from leases with scheduled rent increases on a straight-line basis over the lease term. Escalation rents based upon payments for real estate taxes, insurance, utilities and maintenance by tenants are estimated and accrued.

3.    RELATED PARTY TRANSACTIONS

      Management fees were paid to Helmsley-Spear, Inc. ("Helmsley-Spear"). The principal stockholder of Helmsley-Spear has an ownership interest in the Property.

      During 1996 and 1995, Metropolitan, which has an ownership interest in the Property, executed operating leases to occupy office space in the building. The lease terms expire to October 31, 2005 and initially required annual rental payments of $2,283,129 through December 31, 1996.

4.    LEASEHOLDS

      The building is on land subject to leases with outside third parties. The approximate fixed annual rental payments, as defined, are as follows (000's omitted):

                      Year Ending
                      December 31,                       Amount
                          1997                           $2,580
                          1998                            2,580
                          1999                            2,580
                          2000                            2,580
                          2001                            2,690
                       Thereafter                        62,410

      One lease provides for certain additional percentage rent and another provides for reimbursement of real estate tax escalation on the land. For the year ended December 31, 1996, the Property recognized $48,000 and $46,000 in percentage rent and real estate tax escalation expenses, respectively.

5.    OPERATING LEASES

      The Property leases office space to various tenants with lease terms expiring in various years. The following is a schedule, by years, of the approximate minimum future rentals required under these operating leases as of December 31, 1996 (000's omitted):

                      Year Ending
                      December 31,                         Amount
                         1997                            $ 45,812
                         1998                              42,023
                         1999                              38,602
                         2000                              36,546
                         2001                              33,386
                      Thereafter                          166,662

                                     ******

INDEPENDENT AUDITORS' REPORT

To the Shareholders of
  Vornado Realty L.P.:

We have audited the statement of revenues and certain expenses of 150 East 58th Street, as described in Note 1 for the year ended December 31, 1996. This financial statement is the responsibility of Vornado Realty L.P.'s management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K/A of Vornado Realty L.P.) as described in Note 1 and is not intended to be a complete presentation of 150 East 58th Street's revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the statement of revenues and certain expenses of 150 East 58th Street as described in Note 1 for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
January 16, 1998

                              150 EAST 58TH STREET
                   STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                                 (000's Omitted)

                                     For the Nine Months Ended      For the Year
                                             September 30,              Ended
                                        1997            1996        December 31,
                                    (unaudited)     (unaudited)         1996
                                    -----------     -----------         ----

REVENUES:
  Base Rent                           $10,426          $9,436         $11,982
  Tenant Recoveries                     1,537           1,600           2,135
  Other Income                            410             527             765
                                      -------          ------         -------

      Total revenues                   12,373          11,563          14,882
                                      -------          ------         -------

CERTAIN EXPENSES:
  Real Estate Taxes                     2,446           2,531           3,368
  Ground Rent                              80              80             107
  Repairs and Maintenance                 448             296             401
  Cleaning                                917             893           1,130
  Professional Fees                       153             179             235
  Utilities                             1,079           1,210           1,546
  Insurance                               113             104             144
  Management Fee                          128             128             170
  Payroll                                 472             436             577
  Administrative                          143             113             166
  Miscellaneous                           112             186             207
                                      -------          ------         -------

      Total certain expenses            6,091           6,156           8,051
                                      -------          ------         -------

REVENUES IN EXCESS OF
  CERTAIN EXPENSES                    $ 6,282          $5,407         $ 6,831
                                      =======          ======         =======

See notes to statements of revenues and certain expenses.

                              150 EAST 58TH STREET
              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1.    ORGANIZATION AND BASIS OF PRESENTATION

      150 East 58th Street (the "Property") is a 39 story commercial office building located on East 58th Street and Third Avenue in New York City. The Property has aggregate net rentable area of approximately 550,000 square feet (approximately 95% leased as of September 30, 1997). The accounting records of the Property are maintained in accordance with generally accepted accounting principles. The statements of revenues and certain expenses includes information related to the operations of 150 East 58th Street as recorded by the office building's previous owner.

      The accompanying historical financial statement information is presented in conformity with Rule 3-14 of the Securities and Exchange Commission. Accordingly, the financial statements are not representative of the actual operations for the periods presented as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired property, have been excluded. Expenses excluded consist of interest, depreciation and amortization, and other costs not directly related to the future operations of the acquired property.

      The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      The statements of revenues and certain expenses for the nine month periods ended September 30, 1997 and 1996 are unaudited, however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of these statements of revenues and certain expenses for the interim periods, on the basis described above, have been included. The results for such interim periods are not necessarily indicative of the results for an entire year.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Revenue Recognition - Rental income is recognized from leases with scheduled rent increases on a straight-line basis over the lease term. Escalation rents based upon payments for real estate taxes, insurance, utilities and maintenance by tenants are estimated and accrued.

3.    LEASEHOLDS

      The building is on land subject to leases with outside third parties. The approximate fixed annual rental payments, as defined, are as follows (000's omitted):

                      Year Ending
                      December 31,                 Amount

                          1997                       $159
                          1998                        159
                          1999                        159
                          2000                        159
                          2001                        159
                       Thereafter                   2,696

4.    OPERATING LEASES

      The Property leases office space to various tenants with lease terms expiring in various years. The following is a schedule, by years, of the approximate minimum future rentals required under these operating leases as of December 31, 1996 (000's omitted):

                       Year Ending
                       December 31,                 Amount

                          1997                     $13,645
                          1998                      14,407
                          1999                      11,762
                          2000                       9,816
                          2001                       7,718
                       Thereafter                   30,224

                                     ******

INDEPENDENT AUDITORS' REPORT

To the Shareholders of
  Vornado Realty L.P.:

We have audited the statement of revenues and certain expenses of 640 Fifth Avenue, as described in Note 1 for the year ended December 31, 1996. This financial statement is the responsibility of 640 Fifth Avenue's management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for the inclusion in the filing of Form 8-K/A of Vornado Realty L.P.) as described in Note 1 and is not intended to be a complete presentation of 640 Fifth Avenue's revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the statement of revenues and certain expenses of 640 Fifth Avenue as described in Note 1 for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

New York, New York
February 12, 1997

                                640 FIFTH AVENUE
                   STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                                 (000's omitted)

                                        For the Nine Months Ended   For the Year
                                              September 30,             Ended
                                          1997           1996       December 31,
                                       (Unaudited)    (Unaudited)       1996
                                       -----------    -----------       ----

REVENUES:
  Base rent                               $3,790         $3,118         $4,170
  Tenant recoveries                        1,378          1,346          1,446
  Other income                                --            272            336
                                          ------         ------         ------

      Total revenues                       5,168          4,736          5,952
                                          ------         ------         ------

CERTAIN EXPENSES
  Real estate taxes                        1,526          1,688          2,221
  Repairs and maintenance                    352             60            163
  Cleaning                                   562            689            855
  Utilities                                  398            392            466
  Insurance                                   37             36             48
  Management fee                             138            109            178
  Payroll                                    139            105            156
  Miscellaneous                              114             86            115
                                          ------         ------         ------
      Total certain expenses               3,266          3,165          4,202
                                          ------         ------         ------

REVENUES IN EXCESS OF
  CERTAIN EXPENSES                        $1,902         $1,571         $1,750
                                          ======         ======         ======

See notes to statements of revenues and certain expenses.

                                640 FIFTH AVENUE
              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1.    ORGANIZATION AND BASIS OF PRESENTATION

      640 Fifth Avenue is an office building located at the corner of 51st Street of, New York, N.Y. (the "Property"). The Property was formerly owned by Met Life International Real Estate Limited Partnership and operated by Shorenstein Company, L.P. ("Shorenstein"). The Property has aggregate net rentable area of approximately 248,000 square feet (approximately 92% leased as of September 30, 1997). The accounting records of the Property are maintained in accordance with generally accepted accounting principles. The statements of revenues and certain expenses includes information related to the operations of 640 Fifth Avenue as recorded by the office building's previous owner.

      The accompanying historical financial statement information is presented in conformity with Rule 3-14 of the Securities and Exchange Commission. Accordingly, the financial statements are not representative of the actual operations for the periods presented as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired property, have been excluded. Expenses excluded consist of interest, depreciation and amortization, and other costs not directly related to the future operations of the acquired property.

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. The ultimate results could differ from those estimates.

      The statements of revenues and certain expenses for the nine month periods ended September 30, 1997 and 1996 are unaudited, however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of these statements of revenues and certain expenses for the interim periods, on the basis described above, have been included. The results for such interim periods are not necessarily indicative of the results for an entire year.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Revenue Recognition - Rental income is recognized from leases with scheduled rent increases on a straight-line basis over the lease term. Escalation rents based upon payments for real estate taxes, insurance, utilities and maintenance by tenants are estimated and accrued.

3.    OPERATING LEASES

      The Property leases office space to various tenants with lease terms expiring in various years. Approximately 26% of total rental income was earned from one tenant in the building. The following is a schedule, by years, of the approximate minimum future rentals required under these operating leases as of December 31, 1996 (000's omitted):

                     Year Ending
                     December 31,                    Amount

                         1997                        $4,102
                         1998                         3,696
                         1999                         3,521
                         2000                         2,909
                         2001                         2,975
                      Thereafter                      4,980

                                     ******

Pro Forma Financial Information:

      The unaudited condensed consolidated pro forma financial information attached presents: (A) the condensed consolidated pro forma income statements of Vornado Realty L.P. (the "Operating Partnership") for the year ended December 31, 1996 and the nine months ended September 30, 1997, as if (i) the proposed acquisitions of One Penn Plaza and 150 East 58th Street and the completed acquisition of 640 Fifth Avenue (collectively "New Acquisitions"), (ii) the previously reported acquisitions and investments (Mendik Company, 90 Park Avenue, Arbor Property Trust, Americold and URS (collectively "Cold Storage"), Montehiedra, Riese, Charles E. Smith Commercial Realty L.P. and the Hotel Pennsylvania) and (iii) the sale of common shares and the use of proceeds therefrom, had occurred on January 1, 1996 and (B) the condensed consolidated pro forma balance sheet of Vornado Realty L.P. as of September 30, 1997, as if the above acquisitions had occurred on September 30, 1997 or the date of acquisition, if earlier. The Pro Forma data also includes information updated through September 30, 1997 for certain previously reported acquisitions which were disclosed in Form 8-K's previously filed with the Securities and Exchange Commission in 1997.

      The unaudited condensed consolidated pro forma financial information is not necessarily indicative of what Vornado Realty L.P.'s actual results of operations or financial position would have been had these transactions been consummated on the dates indicated, nor does it purport to represent Vornado Realty L.P.'s results of operations or financial position for any future period. The results of operations for the period ended September 30, 1997 are not necessarily indicative of the operating results for the full year.

      The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Consolidated Financial Statements and notes thereto included in Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, and the Operating Partnership's Quarterly Report on Form 10-Q for the period ended September 30, 1997 and the Statements of Revenue and Certain Expenses of One Penn Plaza, 150 East 58th Street and 640 Fifth Avenue included herein. In management's opinion, all adjustments necessary to reflect these transactions have been made. All unit and per unit amounts have been restated to reflect the 2 for 1 split of the Operating Partnership units, announced on October 7, 1997.

                 Condensed Consolidated Pro Forma Balance Sheet
                               September 30, 1997
                                   (unaudited)
                             (Amounts in thousands)

                                              Historical
                                       ------------------------                                  Pro Forma
                                                    Previously                    Previously    Adjustments
                                       Operating     Reported     Pro Forma        Reported         New            Total
                                      Partnership   Acquisitions  Adjustments      Pro Forma    Acquisitions     Pro Forma
                                      -----------  ------------  -----------     -----------   -------------   -----------
Assets:
  Real estate, net                    $ 1,054,714   $ 140,823   $   127,334 (A)  $ 1,308,570   $ 410,000 (SS)  $ 1,900,570
                                                                    (14,301)(A)                  118,000 (TT)
                                                                                                  64,000 (TT)
  Cash and cash equivalents               117,215                    24,740 (B)      141,955     (92,000)(TT)       49,955
  Investment in and advances to
     Cold Storage                                                   204,000 (B)      204,000                       204,000
  Investment in and advances to
     Alexander's, Inc.                    107,446                                    107,446                       107,446
  Investment in partnerships and
     joint ventures                        58,177                    60,000 (B)      118,177                       118,177
  Investment in and advances to
     management companies                  13,250                                     13,250                        13,250
  Officer's deferred compensation
     expense                                4,170                                      4,170                         4,170
  Mortgage loans receivable                84,663                                     84,663                        84,663
  Receivable arising from straight-
     lining of rents                       21,999                                     21,999                        21,999
  Other assets                             86,272      10,626        (2,554)(C)       94,344                        94,344
                                      -----------   ---------   -----------      -----------   ---------       -----------
                                      $ 1,547,906   $ 151,449   $   399,219      $ 2,098,574   $ 500,000       $ 2,598,574
                                      ===========   =========   ===========      ===========   =========       ===========
Liabilities:
  Notes and mortgages payable         $   768,556   $ 124,879   $  (310,000)(B)  $   583,435   $ 410,000 (SS)  $   993,435
  Deferred leasing fee income              10,461                                     10,461                        10,461
  Officer's deferred compensation
     payable                               25,000                                     25,000                        25,000
  Other liabilities                        30,576      12,269                         42,845                        42,845
                                      -----------   ---------   -----------      -----------   ---------       -----------
                                          834,593     137,148      (310,000)         661,741     410,000         1,071,741
                                      -----------   ---------   -----------      -----------   ---------       -----------

Partners' equity:                         713,313      14,301       127,334 (A)    1,436,833      90,000 (TT)    1,526,833
                                                                    (14,301)(A)
                                                                     (2,554)(C)
                                                                    598,740 (B)
                                      -----------   ---------   -----------      -----------   ---------       -----------
                                      $ 1,547,906   $ 151,449   $   399,219      $ 2,098,574   $ 500,000       $ 2,598,574
                                      ===========   =========   ===========      ===========   =========       ===========

                Condensed Consolidated Pro Forma Income Statement
                  For the Nine Months Ended September 30, 1997
                                   (Unaudited)
                (Amounts in thousands, except per share amounts)

                                             Historical
                                     --------------------------
                                                 Previously                    Previously   Historical
                                    Operating     Reported        Pro Forma     Reported       New         Pro Forma       Total
                                   Partnership Acquisitions (1)  Adjustments    Pro Forma  Acquisitions   Adjustments    Pro Forma
                                   ----------- ---------------- -------------  ----------  ------------  ------------    ---------

Revenues:
  Property rentals                   $ 113,353   $  68,596      $ 1,775   (D)   $ 184,817   $  50,525    $    2,057 (VV)  $237,399
                                                                  1,093  (GG)
  Expense reimbursements                25,924      19,229                         45,153       6,781                       51,934
  Other income                           2,550       3,662       (2,622)  (E)       3,590       6,362                        9,952
                                     ---------   ---------      -------         ---------   ---------    ----------       --------
                                       141,827      91,487          246           233,560      63,668         2,057        299,285
                                     ---------   ---------      -------         ---------   ---------    ----------       --------
Expenses:
  Operating                             48,557      34,791                         83,348      37,490           -   (XX)   128,838
  Depreciation and amortization         15,040       7,908          368   (F)      25,860                    11,241 (UU)    37,101
                                                                  1,956   (G)
                                                                    588  (HH)
  General and administrative             8,208       3,838       (1,607)  (E)       9,285                                    9,285
                                                                 (1,154)  (H)
  Amortization of officer's
    deferred compensation expense       18,747                                     18,747                                   18,747
                                     ---------   ---------      -------         ---------   ---------    ----------       --------
                                        90,552      46,537          151           137,240      37,490        11,241        185,971
                                     ---------   ---------      -------         ---------   ---------    ----------       --------
Operating income (loss)                 51,275      44,950           95            96,320      26,178        (9,184)       113,314
  (Loss) income applicable to
    Preferred Stock Affiliates                                   (6,270) (CC)       4,162                                    4,162
                                                                 10,432  (DD)
  Income applicable to
    Alexander's                          4,186                                      4,186                                    4,186
  Equity in net income of
    management companies                   918                      964   (E)       1,882                                    1,882
  Equity in net income of
    investees                              553         362          276   (I)       3,575                                    3,575
                                                                  2,384  (II)
  Interest income on mortgage
    notes receivable                     7,708                   (4,586)  (J)       5,121                                    5,121
                                                                  1,999  (JJ)
  Interest and dividend income           9,125         899                         10,024                                   10,024
  Interest and debt expense            (30,972)    (15,671)       4,537   (K)     (34,516)                  (20,756)(WW)   (55,272)
                                                                 (4,410)  (L)
  Net gain on marketable securities        911                                        911                                      911
                                     ---------   ---------      -------         ---------   ---------    ----------       --------
Net income (loss)                       43,704     30,540        17,421            91,665     26,178       (29,940)        (87,903)
Preferred unit distributions           (10,095)                  (5,137)  (O)     (15,233)                                 (15,233)
Preferential allocations                (4,600)                  (3,084)  (N)      (7,684)                                  (7,684)
                                     ---------   ---------      -------         ---------   ---------    ----------       --------
Net income (loss) applicable to
  Class A units                      $  29,008   $  30,540      $ 9,200         $  68,748   $  26,178    $  (29,940)      $ 64,986
                                     =========   =========      =======         =========   =========    ==========       ========
Net income per Class A unit,
  based on 53,627,027 and
  72,725,331 Class A units and
  Class A unit equivalents,
  respectively                       $    0.54                                                                            $   0.89
                                     =========                                                                            ========

                Condensed Consolidated Pro Forma Income Statement
                  For the Nine Months Ended September 30, 1997
                                   (Unaudited)
                (Amounts in thousands, except per share amounts)

                                             Historical
                                     --------------------------
                                                 Previously                    Previously   Historical
                                    Operating      Reported        Pro Forma    Reported        New         Pro Forma      Total
                                   Partnership Acquisitions (1)  Adjustments    Pro Forma  Acquisitions   Adjustments    Pro Forma
                                   ----------- ---------------- -------------  ----------  ------------  ------------  -------------

Other Data:
Funds from Operations (2):
  Net income (loss) applicable to
    Class A units                    $  29,008   $  30,540      $    9,200      $  68,748   $  26,178    $  (29,940)   $    64,986
  Depreciation and amortization
    of real property                    14,623       5,807           2,912         23,342                    11,241         34,583
  Straight-lining of property
    rent escalations                    (2,317)        881          (1,775)        (3,211)     (2,931)       (2,057)        (8,199)
  Leasing fees received in excess
    of income recognized                 1,333                                     1,333                                    1,333
  Proportionate share of adjustments
    to income from equity
    investments to arrive at
    FFO                                  1,142         832          28,089         30,063                                   30,063
  Non-recurring lease cancellation
    income and write-off of related
    costs                                          (11,581)                      (11,581)                                 (11,581)
                                     ---------   ---------      ----------      ---------   ---------    ----------    -----------
                                     $  43,789   $  26,479      $   38,426      $ 108,694   $  23,247    $  (20,756)   $   111,185
                                     =========   =========      ==========      =========   =========    ==========    ===========
Cash flow provided by (used) in:
    Operating activities             $  64,017   $  19,522      $   34,363      $ 117,902   $  21,772    $  (20,756)   $   118,918
    Investing activities             $(670,755)  $  (5,732)     $ (279,630)     $(956,117)  $     -      $ (592,000)   $(1,548,117)
    Financing activities             $ 575,409   $  (9,235)     $  294,113      $ 860,287   $     -      $  500,000    $ 1,360,287

----------
(1) Certain revenue and expense items have been reclassified to conform to the Operating Partnership's presentation.

(2) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Operating Partnership's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a supplemental measure of Operating performance and along with cash flow from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Operating Partnership to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations may not be comparable to similarly titled measures employed by other REITs since a number of REITs, including the Operating Partnership's method of calculating funds from operations is different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

                      Condensed Combining Income Statement
                  For the Nine Months Ended September 30, 1997
                                   (Unaudited)
                (Amounts in thousands, except per share amounts)

                                                               Historical
                                          --------------------------------------------------
                                           One Penn      150 East      640 Fifth
                                            Plaza      58th Street       Avenue     Combined
                                          ---------    -----------     ---------    --------

Revenues:
   Property rentals                       $ 36,309       $ 10,426       $ 3,790     $ 50,525
   Expense reimbursements                    3,866          1,537         1,378        6,781
   Other income                              5,952            410            --        6,362
                                          --------       --------       -------     --------
                                            46,127         12,373         5,168       63,668
                                          --------       --------       -------     --------
Expenses:
   Operating                                28,133          6,091         3,266       37,490
                                          --------       --------       -------     --------
                                            28,133          6,091         3,266       37,490
                                          --------       --------       -------     --------
Net income applicable to
  Class A units                           $ 17,994       $  6,282       $ 1,902     $ 26,178
                                          ========       ========       =======     ========

Other Data:
Funds from Operations (2):
   Net income (loss) applicable to
     Class A units                        $ 17,994       $  6,282       $ 1,902     $ 26,178
   Depreciation and amortization
     of real property                           -             -             -            -
   Straight-lining of property rent
     escalations                            (2,855)            82          (158)      (2,931)
                                          --------       --------       -------     --------
                                          $ 15,139       $  6,364       $ 1,744     $ 23,247
                                          ========       ========       =======     ========

Cash flow provided by:
   Operating activities                   $ 14,462       $  6,089       $ 1,221     $ 21,772
   Investing activities                   $    -         $    -         $   -       $    -
   Financing activities                   $    -         $    -         $   -       $    -

----------

(2) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Operating Partnership's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a supplemental measure of Operating performance and along with cash flow from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Operating Partnership to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations may not be comparable to similarly titled measures employed by other REITs since a number of REITs, including the Operating Partnership's, method of calculating funds from operations is different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

                Condensed Consolidated Pro Forma Income Statement
                      For the Year Ended December 31, 1996
                                   (Unaudited)
                (Amounts in thousands, except per share amounts)

                                             Historical
                                     --------------------------
                                                 Previously                    Previously   Historical
                                     Operating    Reported        Pro Forma     Reported       New         Pro Forma        Total
                                    Partnership Acquisitions (1)  Adjustments    Pro Forma  Acquisitions   Adjustments     Pro Forma
                                    ----------- ---------------- -------------  ----------  ------------  ------------     ---------

Revenues:
  Property rentals                   $  87,424   $  145,335    $  7,071   (P)   $  241,972  $  62,770    $    2,866 (ZZ)  $307,608
                                                                    (44)  (Q)
                                                                  2,186  (MM)
  Expense reimbursements                26,644       37,651                         64,295      7,260                       71,555
  Other income                           2,819        6,124      (5,378)  (Q)        3,565      8,339                       11,904
                                     ---------   ----------    --------         ----------  ---------    ----------       --------
                                       116,887      189,110       3,835            309,832     78,369         2,866        391,067
                                     ---------   ----------    --------         ----------  ---------    ----------       --------
Expenses:
  Operating                             36,412       82,523         (39)  (Q)      119,012     46,095           -   (BBB)  165,107
                                                                    116   (R)
  Depreciation and amortization         11,589       18,515        (144)  (Q)       45,089                   14,987 (YY)    60,076
                                                                  9,981   (S)
                                                                  3,276   (T)
                                                                  1,872  (NN)
  General and administrative             5,167        8,956      (3,788)  (Q)        8,162                                   8,162
                                                                 (2,173)  (U)
  Amortization of officer's deferred
    compensation expense                 2,083                                       2,083                                   2,083
                                     ---------   ----------    --------         ----------  ---------    ----------       --------
                                        55,251      109,994       9,101            174,346     46,095        14,987        235,428
                                     ---------   ----------    --------         ----------  ---------    ----------       --------
Operating income (loss)                 61,636       79,116      (5,266)           135,486     32,274       (12,121)       155,639
  (Loss) income applicable to
    Preferred Stock Affiliates                                   (8,357) (EE)        5,552                                   5,552
                                                                 13,909  (FF)
  Income applicable to Alexander's       7,956                                       7,956                                   7,956
  Equity in net income of
    management companies                 1,855                    1,471   (Q)        3,326                                   3,326
  Equity in net income of investees                   1,663       1,755   (V)        5,609                                   5,609
                                                                  2,191  (OO)
  Interest income on mortgage
    notes receivable                     2,579                    3,998  (PP)        6,577                                   6,577
  Interest and dividend income           3,151        2,536         (20)  (Q)        5,667                                   5,667
  Interest and debt expense            (16,726)     (34,692)      9,016   (W)      (43,862)                                (71,537)
                                                                (12,775)  (X)                               (27,675)(AAA)
                                                                  1,237   (Y)
                                                                (10,072) (QQ)
                                                                 20,150  (RR)
  Net gain on marketable securities        913                                         913                                     913
                                     ---------   ----------    --------         ----------  ---------    ----------       --------
Net income (loss)                       61,364       48,623      17,237            127,224     32,274       (39,796)       119,702
Preferred unit distributions                                    (19,800) (AA)      (19,800)                                (19,800)
Preferential allocations                                        (10,372) (2)       (10,372)                                (10,372)
                                     ---------   ----------    --------         ----------  ---------    ----------       --------
Net income (loss) applicable to
  Class A units                      $  61,364   $   48,623    $(12,935)        $   97,052  $  32,274    $  (39,796)      $ 89,530
                                     =========   ==========    ========         ==========  =========    ==========       ========
Net income per Class A unit
  based on 49,206,884 and
  68,305,188 Class A units
  and Class A unit equivalents,
  respectively                       $    1.25                                                                            $   1.31
                                     =========                                                                            ========

                Condensed Consolidated Pro Forma Income Statement
                      For the Year Ended December 31, 1996
                                   (Unaudited)
                (Amounts in thousands, except per share amounts)

                                             Historical
                                     --------------------------
                                                 Previously                   Previously   Historical
                                    Operating     Reported        Pro Forma    Reported       New         Pro Forma        Total
                                   Partnership  Acquisitions (1)  Adjustments Pro Forma   Acquisitions   Adjustments    Pro Forma
                                   ----------- ---------------- ------------- ----------  ------------  ------------  --------------

Other Data:
Funds from Operations (2):
  Net income (loss) applicable to
    Class A units                    $  61,364   $   48,623    $  (12,935)     $   97,052  $  32,274    $  (39,796)   $     89,530
  Depreciation and amortization
    of real property                    10,583       18,515        14,985          44,083                   14,987          59,070
  Straight-lining of property
    rent escalations                    (2,676)      (2,676)       (7,071)        (12,423)    (1,672)       (2,866)        (16,961)
  Leasing fees received in excess
    of income recognized                 1,805                                    1,805                                     1,805
  Proportionate share of adjustments
    to income from equity
    investments to arrive at FFO        (1,760)       2,747        35,445          36,432                                   36,432
                                      --------   ----------    ----------      ----------  ---------    ----------    ------------
                                      $ 69,316   $   67,209    $   30,424      $  166,949  $  30,602    $  (27,675)   $    169,876
                                      ========   ==========    ==========      ==========  =========    ==========    ============
Cash flow provided by (used) in:
    Operating activities              $ 70,703   $   59,012    $   61,185      $  190,900  $  28,723    $  (27,675)   $    191,948
    Investing activities              $ 14,912   $   (8,930)   $ (951,148)     $ (945,166) $     -      $ (592,000)   $ (1,537,166)
    Financing activities              $(15,046)  $  (20,031)   $  869,165      $  834,088  $     -      $  500,000    $  1,334,088

-----------
(1) Certain revenue and expense items have been reclassified to conform to the Operating Partnership's presentation.

(2) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Operating Partnership's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a supplemental measure of Operating performance and along with cash flow from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Operating Partnership to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations may not be comparable to similarly titled measures employed by other REITs since a number of REITs, including the Operating Partnership's, method of calculating funds from operations is different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

                      Condensed Combining Income Statement
                      For the Year Ended December 31, 1996
                                   (Unaudited)
                (Amounts in thousands, except per share amounts)

                                                               Historical
                                          --------------------------------------------------
                                           One Penn      150 East      640 Fifth
                                            Plaza      58th Street       Avenue     Combined
                                          ---------    -----------     ---------    --------

Revenues:
   Property rentals                       $  46,618      $  11,982      $  4,170    $  62,770
   Expense reimbursements                     3,679          2,135         1,446        7,260
   Other income                               7,238            765           336        8,339
                                          ---------      ---------      --------    ---------
                                             57,535         14,882         5,952       78,369
                                          ---------      ---------      --------    ---------
Expenses:
   Operating                                 33,842          8,051         4,202       46,095
                                          ---------      ---------      --------    ---------
                                             33,842          8,051         4,202       46,095
                                          ---------      ---------      --------    ---------
Net income applicable to
  Class A units                           $  23,693      $   6,831      $  1,750    $  32,274
                                          =========      =========      ========    =========

Other Data:
Funds from Operations (2):
   Net income (loss) applicable to
     Class A units                        $  23,693      $   6,831      $  1,750    $  32,274
   Depreciation and amortization
     of real property                           -               -             -           -
   Straight-lining of property rent
     escalations                             (1,417)           (44)         (211)      (1,672)
                                          ---------      ---------      --------    ---------
                                          $  22,276      $   6,787      $  1,539    $  30,602
                                          =========      =========      ========    =========
Cash flow provided by:
    Operating activities                  $  20,905      $   6,283      $  1,535    $  28,723
    Investing activities                  $    -         $    -         $   -       $    -
    Financing activities                  $    -         $    -         $   -       $    -

----------

(2) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Operating Partnership's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a supplemental measure of Operating performance and along with cash flow from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Operating Partnership to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations may not be comparable to similarly titled measures employed by other REITs since a number of REITs, including the Operating Partnership's, method of calculating funds from operations is different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

         Notes to Condensed Consolidated Pro Forma Financial Statements
                (Amounts in thousands, except per share amounts)

New Acquisitions (One Penn Plaza, 150 East 58th Street and 640 Fifth Avenue):

      On November 21, 1997, Vornado entered into an agreement to acquire 150 East 58th Street, a 39 story Manhattan office building, for approximately $118 million. The building contains approximately 550,000 square feet. The acquisition, which is subject to customary closing conditions, is expected to be completed in the first quarter of 1998.

      On December 17, 1997, Vornado acquired 640 Fifth Avenue, an 18 Story Manhattan office building located at the corner of 51st Street, for approximately $ 64 million from Met Life International Real Estate Partners Limited Partnership. The building contains approximately 250,000 square feet. Vornado financed the purchase from its existing cash.

      On December 22, 1997, Vornado announced that the contract it previously had executed to acquire the long-term leasehold interest in One Penn Plaza for approximately $410 million has been executed by the seller, and that certain rights of first refusal to the contract have been waived. The acquisition, which was previously announced on November 18, 1997, is expected to close within the next sixty days subject to customary closing conditions. One Penn Plaza is a 57 story Manhattan office building containing approximately 2,350,000 square feet and encompasses substantially the entire square block bounded by 33rd Street, 34th Street, Seventh Avenue and Eighth Avenue.

Pro Forma September 30, 1997 Balance Sheet:

(SS) To reflect the acquisition of One Penn Plaza with borrowings from the Operating Partnership's revolving credit facility.

(TT) To reflect the use of $90 million of proceeds from the issuance of 2.1 million common shares by Vornado (exercise of over-allotment option by underwriters in November, 1997), net of expenses, and $92 million of existing cash for (i) the acquisition of 640 Fifth Avenue ($64 million) and (ii) 150 East 58th Street ($118 million).

Pro Forma September 30, 1997 Income Statement:

(UU) Adjustment to depreciation expense for the nine month period ended September 30, 1997 for the new acquisitions based upon their respective purchase price

(VV) To adjust rentals for the nine month period ended September 30, 1997 arising from the straight-lining of tenant leases that contain escalations over the lease term.

(WW) To accrue interest at 6.75%, the current rate in effect, on borrowings under the Operating Partnership's revolving credit facility to finance the One Penn Plaza acquisition.

(XX) The above pro formas reflect fees for property management services paid to third parties. These properties will be managed internally subsequent to their acquisitions, by the Mendik division. Management assumes significant cost savings can be anticipated, however, amounts can not presently be determined.

Pro Forma December 31, 1996 Income Statement:

(YY) Adjustment to depreciation expense for the year ended December 31, 1996 for the new acquisitions based upon their respective purchase price.

(ZZ) To adjust rentals for the year ended December 31, 1996 arising from the straight-lining of tenant leases that contain escalations over the lease term.

(AAA) To accrue interest at 6.75%, the current rate in effect, on borrowings under the Operating Partnership's revolving credit facility to finance the One Penn Plaza acquisition.

(BBB) The above pro formas reflect fees for property management services paid to third parties. These properties will be managed internally subsequent to their acquisitions, by the Mendik division. Management assumes significant cost savings can be anticipated, however, amounts can not presently be determined.

Previously Reported Acquisitions (Mendik Companies, 90 Park Avenue, Arbor
  Property Trust, Americold, URS, Montehiedra, Riese, Charles E. Smith Commercial Realty, L.P. And The Hotel Pennsylvania)

      Pro forma effect has been given to the above listed acquisitions in previously filed Form 8-K's during 1997 and is included in this document in a combined manner as "Previously Reported Acquisitions" for the historical information.

Pro Forma September 30, 1997 Balance Sheet:

 (A) Assumed issuance of 2,998,304 common shares by Vornado, with a fair value of $127,334 (based on an average price of $42.469 per share), in exchange for all of the common shares of Arbor.

 (B) To reflect the use of $598,740 of proceeds, net of $35,754 of offering costs, from the issuance of 14,100 common shares by Vornado for (i) $204,000 loan in connection with Cold Storage acquisition, (ii) $60,000 Charles E. Smith Realty Limited Partnership, and (iii) $310,000 reduction in debt. The remaining balance of $24,740 is reflected in cash and cash equivalents.

 (C) Write-off of deferred assets of Arbor as reflected in the values allocated to the real estate and the debt in accordance with APB No. 16.

Pro Forma September 30, 1997 Income Statement:

 (D) To adjust rentals for the period from January 1, 1997 to April 14, 1997 arising from the straight-lining of property rentals for rent escalations based on the remaining terms of the applicable Mendik leases.

 (E) To reflect adjustments required to record the Operating Partnership's investment in the Mendik management company for the period from January 1, 1997 to April 14, 1997 under the equity method of accounting.

 (F) Increase in depreciation for the period from January 1, 1997 to April 14, 1997 due to allocation of the Mendik purchase price.

 (G) Adjustment to depreciation based on allocation of the Arbor purchase price and the reclassification of the 90 Park Avenue investment to real estate.

 (H) Reflects the elimination of Arbor management expenses in connection with the acquisition.

 (I) Increase in equity in investees for the period from January 1, 1997 to April 14, 1997 due to net decrease in interest expense on refinanced Mendik debt.

 (J) Elimination of interest income earned on mortgage loan receivable from 90 Park Avenue for the period prior to Operating Partnership's acquisition of title to the land.

 (K) Reflects decrease in interest expense and loan cost amortization for the period from January 1, 1997 to April 14, 1997 resulting from the reduction and refinancing of Mendik debt.

 (L) Reflects interest expense of $4,410 for the period from January 1, 1997 to May 6, 1997 on the 90 Park Avenue investment of $185,000, based on an average interest rate of approximately 7.0%.

 (M) Reflects elimination of amortization of deferred financing costs of $884 for the nine months ended September 30, 1997 on existing Arbor debt.

 (N) To reflect preferential distributions for the period from January 1, 1997 to April 14, 1997 relating to the Mendik Transaction.

 (O) To reflect preferred stock dividends at a rate of 6.50% plus offering costs for the period from January 1, 1997 to April 14, 1997 on the proportionate number of Series A Preferred Shares used to fund the Mendik acquisition.

(CC) To reflect Operating Partnership's share of net loss per the Cold Storage Condensed Consolidated Pro Forma Income Statement for the Nine Months Ended September 30, 1997.

(DD) To reflect Operating Partnership's share of the management fee income received from Cold Storage.

(GG) To reflect rent from new leases entered into with the Riese organization in connection with the acquisition.

(HH) Adjustment to depreciation expense for the period from January 1, 1997 to date of Riese and Montehiedra acquisitions based on the allocation of the purchase price.

(II) To reflect equity in income from investment in Charles E. Smith Commercial Realty Limited Partnership and the Hotel Pennsylvania.

(JJ) Adjustment to interest income for the period from January 1, 1997 to the date of the Riese acquisition on mortgage note receivable $41,000 at a rate of 9.75%.

(KK) Adjustment to interest expense for the period from January 1, 1997 to date of Riese and Montehiedra acquisitions based on the amount of the investments.

(LL) To reflect reduction of interest expense based on reduction of debt from the use of proceeds from Vornado's common stock offering.

Pro Forma December 31, 1996 Income Statement:

 (P) To adjust rentals arising from the straight-lining of property rentals for rent escalations based on the remaining terms of the applicable Mendik leases.

 (Q) To reflect adjustments required to record the Operating Partnership's investment in the Mendik management company under the equity method of accounting.

 (R)  Increase in Mendik operating expenses due to contract changes.

 (S) Increase in depreciation due to preliminary allocation of the Mendik purchase price.

 (T) Adjustment to depreciation based on allocation of the Arbor purchase price and the reclassification of the 90 Park Avenue investment to real estate.

 (U) Reflects the elimination of Arbor management expenses in connection with the acquisition.

 (V) Increase in equity in investees, due to net decrease in interest expense on refinanced Mendik debt.

 (W) Reflects decrease in interest expense and loan cost amortization resulting from the reduction and refinancing of the Mendik debt.

 (X) Reflects interest expense on the 90 Park Avenue investment of $185,000, based on an average interest rate of approximately 7.0%.

 (Y) Reflects elimination of amortization of deferred financing costs on existing Arbor debt.

 (Z)  To reflect preferential distributions relating to the Mendik Transaction.

(AA) To reflect preferred stock dividends at a rate of 6.50% plus amortization of the underwriting discount on the proportionate number of Series A Preferred Shares used to fund the Mendik acquisition.

(EE) To reflect Operating Partnership's share of net loss per the Cold Storage Condensed Consolidated Pro Forma Income Statement for the Year Ended December 31, 1996.

(FF) To reflect Operating Partnership's share of the management fee income received from Cold Storage.

(MM) To reflect rent from new leases entered into with the Riese organization in connection with the acquisition.

(NN) Adjustment to depreciation expense for the Riese and Montehiedra acquisitions based on the allocation of purchase price.

(OO) To reflect equity in income from investment in Charles E. Smith Commercial Realty Limited Partnership and the Hotel Pennsylvania.

(PP) Adjustment to interest income on the mortgage note receivable with the Riese organization of $41,000 at a rate of 9.75%.

(QQ) Adjustment to interest expense for the Riese and Montehiedra acquisitions based on the amount of the investments.

(RR) To reflect reduction of interest expense based on reduction of debt from the use of proceeds from common stock offering.

                              VORNADO REALTY L.P.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  VORNADO REALTY L.P.
                                               --------------------------
                                                      (Registrant)


Date: February 3, 1998                             /s/ Irwin Goldberg
                                               --------------------------
                                                     IRWIN GOLDBERG
                                                     Vice President,
                                                 Chief Financial Officer

                                INDEX TO EXHIBITS

                                                                         Page
Exhibit No:                        Exhibit                            Reference
-----------                        -------                            ---------

 23.1     Consent of Deloitte & Touche LLP................................29
 23.2     Consent of Deloitte & Touche LLP................................30
 23.3     Consent of Deloitte & Touche LLP................................31